UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 19, 2006

Date of Report (Date of
earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 Elliot Avenue West, Suite 500, Seattle, WA	98119
(Address of principal executive offices)	(Zip Code)

(206) 281-7001

(Registrant’s telephone number, including area code)

NeoRx Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.                                          Entry into a Material Definitive Agreement.

On June 23, 2006, Poniard Pharmaceuticals, Inc. appointed Caroline M. Loewy Executive Vice President, Strategic Planning and Investor Relations of the Company, effective immediately, and announced that Cheni Kwok, Ph.D. will be joining the Company as Vice President, Business Development, effective July 3, 2006.

Ms. Loewy and Dr. Kwok each has entered into a Change of Control Agreement and a Key Executive Severance Agreement with the Company. Pursuant to the Change of Control Agreement, if the Company terminates the executive’s employment without cause, or if the executive terminates her employment for good reason, the executive is entitled to receive the following: (i) an amount equal to fifty percent of her annual base salary, (ii) an amount equal to fifty percent of the annual bonus that would have been paid but for the termination of her employment, (iii) up to one year’s medical and dental insurance benefits and (iv) the immediate vesting of all of her outstanding stock options.

Under the Change of Control Agreement, “cause” includes the following events: refusal or persistent failure to carry out any of the executive’s material duties after reasonable notice and an opportunity to correct the failure, violation by the executive of a state or federal criminal law involving a crime against the Company or any other crime involving moral turpitude, the executive’s abuse of alcohol or controlled substances, deception, fraud or dishonesty by the executive or any incident materially compromising the executive’s reputation or ability to represent the Company with the public. “Good reason” includes a material diminution in the executive’s position, duties or responsibility, the Company’s failure to pay the executive’s annual salary and bonus as provided in the agreement, requiring the executive to be based other than at the Company’s headquarters at the time of the change of control or any office that is subsequently designated as the headquarters of the Company and is less than 30 miles from such location, or the Company’s failure to properly assign the Agreement to a successor. The Change of Control Agreement runs for an initial one-year term and renews automatically for successive one-year periods unless either party gives 90 days’ written notice prior to the end of the initial or renewal term. If a change of control occurs, the Change of Control Agreement automatically renews and runs for a period of two additional years. A “change of control” is triggered upon the occurrence of certain mergers, consolidations, reorganizations or purchases of significant minority interests in the Company’s voting securities, a sale of substantially all of the Company’s assets or the failure of incumbent board members (or persons nominated or appointed by incumbent board members) to hold a majority of the seats on the Company’s Board of Directors.

Pursuant to the Key Executive Severance Agreement, if the Company terminates the executive’s employment without cause or if she terminates for good reason, the executive is entitled to receive a severance payment of 75% of her current annual base salary and up to nine months’ medical and dental insurance benefits. The Agreement runs for an initial one-year term and renews automatically for successive one-year periods unless either party gives 12 months’ written notice prior to the end of the initial or renewal term. The definitions of

“cause” and “good reason” are substantially the same as in the Change of Control Agreement described above. The Key Executive Severance Agreement does not supersede or nullify the Change of Control Agreement. However, if the executive’s termination of employment falls into the scope of both agreements, the Company does not need to make payments under the Severance Agreement to the extent that it is making the same payments under the Change of Control Agreement.

Other than as specifically provided in the Severance Agreement and the Change of Control Agreement, these agreements provide for “at-will” employment, which means that Ms. Loewy and Dr. Kwok each has the right to terminate her service with the Company at any time. Copies of the Key Executive Severance Agreements and the Change of Control Agreements are filed as exhibits hereto and are hereby incorporated by reference. Upon commencement of employment, Ms. Loewy will be awarded an option to purchase 600,000 shares of the Company’s common stock and Dr. Kwok will be awarded an option to purchase 225,000 shares of the Company’s common stock, in each case, pursuant to the terms of the Company’s Amended and Restated 2004 Incentive Compensation Plan. The per share exercise price of each option will be equal to the closing price of Poniard Common Stock on the date that the option is granted.

Item 5 — Corporate Government and Management

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           On June 19, 2006, Susan D. Berland, Chief Financial Officer of Poniard Pharmaceuticals, Inc., delivered written notice of her resignation from that position, effective July 21, 2006. On June 23, 2006, the Company appointed Caroline M. Loewy as Executive Vice President, Strategic Planning and Investor Relations of the Company, with Ms. Loewy to become Chief Financial Officer of the Company after the effective date of Ms. Berland’s departure.

(c)           On June 23, 2006, the Company appointed Caroline M. Loewy Executive Vice President, Strategic Planning and Investor Relations of the Company, effective immediately, and announced that Cheni Kwok, Ph.D. will be joining the Company as Vice President, Business Development, effective July 3, 2006. Ms. Loewy will become Chief Financial Officer of the Company on July 21, 2006, filling the vacancy created by Susan D. Berland’s resignation as Chief Financial Officer on that date. A copy of the press release is attached hereto and hereby incorporated by reference.

Dr. Kwok, age 37, served as Director, Business Development at Celera Genomics, a division of publicly-held Applera Corporation engaged in the discovery and development of targeted therapeutics for cancer, autoimmune and inflammatory disease, from 2004 through June 2006. From 2000 to 2004, she served in various business development positions, including as Associate Director, Business Development, of Exelixis, Inc., a publicly held drug discovery and development company. Dr. Kwok received a bachelor’s degree from Imperial College of Science, Technology and Medicine, University of London, U.K., and a Ph.D. in human molecular genetics from the University of Cambridge, U.K.

Ms. Loewy, age 40, has served in a business and financial consulting capacity to biotechnology companies since August 2004. Prior thereto, she was Executive Director, Equity Research at Morgan Stanley Inc. from March 2000 to June 2004, where she covered large cap biotechnology stocks, including Amgen, Biogen-Idec, Gilead, Genzyme and MedImmune. Previously, she was with Prudential Securities, Inc., first as an associate capital goods analyst in San Francisco from 1993 to 1996 and then as a senior biotechnology analyst in New York from 1996 to 2000.

See disclosure under Item 1.01 above for the material terms of Ms. Loewy’s and Dr. Kwok’s Key Executive Severance Agreements and Change of Control Agreements.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 10.1	Key Executive Severance Agreement dated as of June 23, 2006, between the Company and Caroline M. Loewy

Exhibit 10.2	Key Executive Severance Agreement dated as of July 1, 2006, between the Company and Cheni Kwok

Exhibit 10.3	Change of Control Agreement dated as of June 23, 2006, between the Company and Caroline M. Loewy

Exhibit 10.4	Change of Control Agreement dated as of July 1, 2006, between the Company and Cheni Kwok

Exhibit 99.1	Press release dated June 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: June 23, 2006	By:	/s/ Anna Lewak Wight
Anna Lewak Wight
Vice President, Legal

EXHIBIT INDEX

Exhibit No.	Description
10.1	Key Executive Severance Agreement dated as of June 23, 2006, between the Company and Caroline M. Loewy

10.2	Key Executive Severance Agreement dated as of July 1, 2006, between the Company and Cheni Kwok

10.3	Change of Control Agreement dated as of June 23, 2006, between the Company and Caroline M. Loewy

10.4	Change of Control Agreement dated as of July 1, 2006, between the Company and Cheni Kwok

99.1	Press Release dated June 23, 2006